Exhibit 99.2

Artemis Strategic Investment Corporation Announces Closing of its $201,250,000 Initial Public Offering

Phoenix, AZ / ACCESSWIRE / October 4, 2021 – Artemis Strategic Investment Corporation (NASDAQ: ARTEU, the “Company”) announced today the closing of its initial public offering of 20,125,000 units at a price of $10.00 per unit, including 2,625,000 units issued pursuant to the exercise by the underwriters of their over-allotment option in full. The units began trading on The Nasdaq Global Market (“Nasdaq”) on September 30, 2021 under the ticker symbol “ARTEU”. Each unit consists of one Class A common stock and one-half of one redeemable warrant, each whole warrant entitling the holder to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be traded on Nasdaq under the symbols “ARTE” and “ARTEW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

Barclays Capital Inc. and BMO Capital Markets Corp. acted as the joint book-running managers of the offering.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on September 29, 2021. The offering is being made only by means of a prospectus, copies of which may be obtained by contacting Barclays Capital Inc. c/o Broadridge Financial Solutions by mail at 1155 Long Island Avenue, Edgewood, NY, 11717, by email at barclaysprospectus@broadridge.com, or by calling 888-603-5847; and BMO Capital Markets Corp. at 151 West 42nd Street, 32nd Floor, New York, NY 10036, Attention: Equity Syndicate Department, by telephone at (800) 414-3627 or by email to bmoprospectus@bmo.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Artemis Strategic Investment Corporation

The Company is a newly organized blank check company, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company has not selected any potential business combination target, it is focused on identifying a business combination target within the within the gaming, hospitality, and entertainment industries, including transformational technology companies operating in these industries. Specific sectors that the Company will target span casino gaming, sports, sports betting and iGaming, distributed gaming, gaming technology and equipment, lodging, social and casual mobile games, restaurants, fitness and wellness, live entertainment and leisure.. The Company plans on pursuing both consumer-facing operators as well as the business-to-business platforms that support them. While predominantly focused on the U.S., the Company’s search may expand to international markets.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of such filings are available on the SEC’s website, www.sec.gov. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

Tom Granite

P: (602) 346-0329

Email: info@artemisspac.com

Source: Artemis Strategic Investment Corporation